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                                                                     Exhibit 5.1
                   [Letterhead of Simpson Thacher & Bartlett]




                                                                 June 2, 1998


K N Energy, Inc.
 K N Capital Trust II
 c/o K N Energy, Inc.
370 Van Gordon Street, P.O. Box 281304
Lakewood, Colorado 80228-8304

Ladies and Gentlemen:

               This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by K N Energy, Inc., a Kansas corporation (the "Company"), and K N Capital Trust II, a Delaware statutory business trust (the "Trust"), which Registration Statement relates to (i) debt securities of the Company (the "Debt Securities"), (ii) common stock, par value $5.00 per share (the "Common Stock"), of the Company, (iii) debentures of the Company (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the Trust (the "Preferred Securities"), (iv) stock purchase contracts of the Company to purchase Common Stock (the "Stock Purchase Contracts"), (v) stock purchase units of the Company, each representing ownership of (x) a Stock
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K N Capital Trust II


Purchase Contract and (y) a beneficial interest in the Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (the "Stock Purchase Units"), (vi) guarantees of certain payment obligations with respect to the Preferred Securities by the Company to be executed by the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantees") and (vii) the Preferred Securities of the Trust, each (i) through
(vii) to be issued and sold by the Company or the Trust, as applicable, from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100.

         We have examined (i) the Registration Statement, (ii) the form of Indenture to be executed by the Company and Wilmington Trust Company, as trustee (the "Trust Debenture Indenture"), (iii) the form of Indenture dated as of November 20, 1993, between the Company and First Trust National Association, as successor trustee to Continental Bank, National Association (the "Senior Debt Indenture"), (iv) the form of Subordinated Indenture dated as of May 15, 1996, between the Company and First Trust National Association, as trustee (the "Subordinated Debt Indenture") and (v) the form of Guarantee Agreement to be executed by the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee Agreement"). The Senior Debt Indenture and the Subordinated Debt Indenture are hereinafter referred to individually as the "Debt Indenture" and collectively as the "Debt Indentures." In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified
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K N Capital Trust II


to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Trust, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), including the form of prospectus included therein (as supplemented, the "Prospectus"), will have become effective under the Act, (ii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Debt Securities, the Trust Debentures, the Stock Purchase Contracts and/or the Guarantees offered thereby, (iii) all Debt Securities, Trust Debentures, Stock Purchase Contracts and Guarantees issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate prospectus supplement, and (iv) a definitive purchase, underwriting or similar agreement or stock purchase contract with respect to any Debt Securities, Trust Debentures, Stock Purchase Contracts
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K N Capital Trust II


or Guarantees offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                       1. With respect to the Debt Securities to be issued under the Debt Indentures, when (i) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                       2. With respect to the Trust Debentures to be issued under the Trust Debenture Indenture, when (i) the Trust Debenture Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (ii) the Trust Debenture Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Trust Debentures, the terms of the offering thereof and related matters and
        (iv) such Trust Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Trust Debenture Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Trust Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                       3. With respect to the Stock Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Stock Purchase Contracts have been duly executed, issued and delivered upon payment of the consideration therefor provided for therein, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
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K N Capital Trust II


                       4. With respect to the Guarantees, when (i) the Guarantee Agreement has been duly authorized, executed and delivered by the Company to the guarantee trustee, (ii) the Guarantee Agreement has been duly qualified under the Trust Indenture Act, (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees and related matters, (iv) such Guarantees have been duly executed, issued and delivered in accordance with the provisions of the Guarantee Agreement approved by the Board upon payment of the consideration therefor provided for therein and (v) upon payment for and delivery of the Preferred Securities in accordance with the applicable purchase agreement, the Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

               Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

               We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.
                                            Very truly yours,

                                            /s/ Simpson Thacher & Bartlett
                                            SIMPSON THACHER & BARTLETT